Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Sponsors and Trustee of Municipal Investment Trust Fund--Multistate Series--407, Defined Asset Funds (Michigan Insured, New Jersey Insured, New York Insured and Ohio Insured Trusts)

We consent to the use in this Post-Effective Amendment No. 1 to Registration Statement No. 333-72789 of our opinion dated May 23, 2000 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "How The Fund Works--Auditors" in such Prospectus.

DELOITTE & TOUCHE LLP
New York, NY
June 7, 2000